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                                  EXHIBIT 10.2
     Consulting Agreement Dated January 19, 2001 Between Childtime Learning
                       Centers, Inc. and Leonard C. Tylka


CONSULTING AGREEMENT (the "Agreement") dated as of January 19, 2001 by and between Childtime Learning Centers, Inc. (the "Company"), a Michigan corporation with offices at 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335, and Leonard C. Tylka residing at 1 Glen Court, Monmouth Junction, New Jersey 08852 (the "Executive").

WHEREAS, the Company desires to retain the Executive as a consultant and, therefore, in consideration of the covenants and agreement hereafter set forth, the parties agree as follows:

         1. ENGAGEMENT TERM - This Agreement shall continue until terminated by George A. Kellner, Chairman of the Board of the Company, which termination shall require sixty (60) days written notice.

         2. DUTIES - Executive shall, during the Engagement Term, function as a consultant from the date hereof until January 29, 2001, and, effective as of January 29, 2001, as the Company's interim Chief Financial Officer and shall report to the Company's Chief Executive Officer. Executive shall work out of the Company's corporate headquarters in Farmington Hills, Michigan for four (4) business days each week with the fifth business day working either from his home or at the offices of Jacobson Partners in New York City.

         3. COMPENSATION - Executive shall receive from the Company an annual consulting fee in the amount of $150,000 payable monthly in arrears on the first day of each month (pro-rated for any partial months) plus reasonable and documented out-of-pocket expenses, including lodging and transportation. Executive shall not be entitled to any Company-sponsored employee benefits including but not limited to payroll taxes and medical benefits.

         4. CONFIDENTIAL INFORMATION - Executive agrees that he will not commit any act, or in any way assist others to commit any act, which would injure the Company or its business. The Executive acknowledges that all information about the Company or relating to any of its services or any phase of its operations, business or financial affairs which is not a matter of public record ("Confidential Information") is valuable, special and unique to the Company. Accordingly, the Executive will not use any such Confidential Information for his own benefit nor disclose any such Confidential Information to any person, corporation, association or other entity. Confidential Information shall not include any information which is now or may become (i) generally available to the public or (ii) generally known in the industry in which the Company operates.

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                                  EXHIBIT 10.2
     Consulting Agreement Dated January 19, 2001 Between Childtime Learning
                       Centers, Inc. and Leonard C. Tylka

         5. ASSIGNABILITY - This Agreement shall not be assignable by the Executive, but it shall be binding upon, and inure to the benefit of, his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         6. MISCELLANEOUS - This Agreement shall be governed by the laws of the State of New York.

This Agreement supersedes the Consulting Agreement dated May 15, 1997 between the Company and the Executive.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.


                                         Childtime Learning Centers, Inc.



                                         By:      /s/ George A. Kellner
                                              ---------------------------------
                                                  George A. Kellner, Chairman



                                         By:      /s/ Leonard C. Tylka
                                              ---------------------------------
                                                  Leonard C. Tylka


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